                                                               EXHIBIT 99.(A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                         FOR TENDER OF CERTIFICATES FOR
                 8 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004
                                       OF
                                   KTI, INC.

    Capitalized terms used but not defined herein have the meanings given them in the Offer to Purchase, dated March 2, 2000 (the "Offer to Purchase").

    This Notice of Guaranteed Delivery may be used to cause a tender of 8 3/4% Convertible Subordinated Debentures due 2004 of KTI, Inc. (the "Notes") by
(i) a record holder of Notes if certificates for the Notes are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date or (ii) by a DTC Participant if the procedures for book-entry transfer described in the Offer to Purchase cannot be completed on a timely basis.

                          The Depositary for the Offer is:

                                 SUNTRUST BANK
                      225 EAST ROBINSON STREET, SUITE 250
                             ORLANDO, FLORIDA 32801
                            TELECOPY: (407)237-5299
                         ATTENTION: MS. LISA DERRYBERRY
                           TELEPHONE: (407) 237-4791

            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
             SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 MARCH 10, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). NOTES TENDERED IN THE
    OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE CLOSE OF BUSINESS ON THE
                  BUSINESS DAY FOLLOWING THE EXPIRATION DATE.

LADIES AND GENTLEMEN:

    By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase and the Letter of Transmittal. On the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby represents that it is the holder of the Notes (or the holder of interests in the Global Note) being tendered (or caused to be tendered) hereby and is entitled to tender (or cause to be tendered) such Notes as contemplated by the Offer and, pursuant to the guaranteed delivery procedures described in the Offer to Purchase and Letter of Transmittal, hereby tenders (or causes a tender) to the Company the aggregate principal amount of Notes indicated below.

    Except as stated in the Offer to Purchase, all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

    A record holder must execute this Notice of Guaranteed Delivery exactly as its name appears on its Notes and a DTC Participant must execute this Notice of Guaranteed Delivery exactly as its name is registered with DTC. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person's authority so to act.

Signed _________________________________________________________________________

Name(s): _______________________________________________________________________
                             (PLEASE TYPE OR PRINT)

Company: _______________________________________________________________________

Capacity: ______________________________________________________________________

Address: _______________________________________________________________________

Dated: _________________________________________________________________________

Aggregate Principal Amount of Notes Tendered: __________________________________

Certificate Nos. for Notes (if applicable):

If being executed by a DTC Participant:

DTC Participant's Number: ______________________________________________________

Account Number: ________________________________________________________________

Transaction Code Number: _______________________________________________________

                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of receipt by the Depositary of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary's account at the Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth under "Procedure for Tendering Notes" in the Offer to Purchase), and all other required documents will be delivered by the undersigned to the Depositary.

Name of Firm:
                                                           AUTHORIZED SIGNATURE

Address:                                                           Name:
                                                          (PLEASE TYPE OR PRINT)

                                               Title:
                               ZIP CODE

                                               Date:

Area Code and Telephone No.:

    The institution which completes this form must deliver to the Depositary the guarantee, the Letter of Transmittal (or facsimile thereof) and certificates for Notes within the time periods specified herein. Failure to do so could result in a financial loss to such institution.

    DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM--THEY SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

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